As filed with the Securities and Exchange Commission on April 21, 1997
                                               Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  VENCOR, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   61-1055020
                      (I.R.S. Employer Identification No.)

    3300 PROVIDIAN CENTER, 400 WEST MARKET STREET, LOUISVILLE, KENTUCKY 40202
               (Address of Principal Executive Offices) (Zip Code)

           THERATX, INCORPORATED 1996 STOCK OPTION/STOCK ISSUANCE PLAN
                 THERATX, INCORPORATED AMENDED AND RESTATED 1994
                        STOCK OPTION/STOCK ISSUANCE PLAN
    1989 AMENDED AND RESTATED STOCK OPTION PLAN OF HELIAN HEALTH GROUP, INC.
                              (Full Title of Plans)

                                  JILL L. FORCE
                             SENIOR VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                                  VENCOR, INC.
                              3300 PROVIDIAN CENTER
                             400 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202
                     (Name and Address of Agent For Service)

                                 (502) 596-7300
          Telephone Number, Including Area Code, of Agent For Service.

                         CALCULATION OF REGISTRATION FEE


                                                                                    Proposed
                                             Amount to be  Proposed Offering   Aggregate Offering      Amount of
  Title of Securities to be Registered        Registered   Price Per Share(1)       Price(1)        Registration Fee
==========================================   ============  ==================  ==================   =================
Common Stock, par value $.25 per share (2)      490,000         $37.06           $18,159,400.00         $5,503.03
==========================================   ============  ==================  ==================   =================

(1) Estimated pursuant to Rule 457(h)(1), and is being utilized solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Vencor, Inc., Common Stock, par value $.25 per share on the New York Stock Exchange Composite Tape on April 14, 1997.
(2) Each share of Common Stock, par value $.25 per share of Vencor, Inc. is issued with one right to purchase Series A Participating Preferred Stock of Vencor, Inc.


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


                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


Item 1.  Plan Information

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The documents listed in (a) through (c) below are incorporated herein by reference.

         (a) Vencor, Inc.'s (the "Registrant") Annual Report on Form 10-K (the "10-K") for the year ended December 31, 1996.

         (b) The Registrant's Current Report on Form 8-K, dated March 18, 1997.

         (c) The description of the Registrant's Common Stock, par value $.25 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 1-10989) filed with the Commission on January 22, 1992 and the description of the Registrant's Participating Preferred Stock Purchase Rights contained in the Registrant's Registration Statements on Form 8-A and Form 8-A/A filed with the Commission on July 21, 1993 and August 11, 1995, respectively.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         William C. Ballard Jr., a director of the Registrant, is of counsel to the law firm of Greenebaum Doll & McDonald PLLC and as of February 28, 1997 beneficially owned 31,720 shares of the Common Stock. Members of Greenebaum Doll & McDonald PLLC who participated in the preparation of this Registration Statement beneficially owned approximately 10,850 shares of the Common Stock as of February 28, 1997. Greenebaum


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Doll & McDonald PLLC, Louisville, Kentucky, has rendered the opinion as to the validity of the Common Stock being registered hereunder.

Item 6.  Indemnification of Officers and Directors.

         The Registrant's Certificate of Incorporation provides that, to the fullest extent authorized by the Delaware General Corporation Law ("Delaware Law"), the Registrant shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") because he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him in connection with such Proceeding.

         Under Section 145 of Delaware Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed Proceeding (other than an action by or in the right of the corporation) if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The Registrant's Certificate of Incorporation also provides that expenses incurred by a person in his capacity as director of the Registrant in defending a Proceeding may be paid by the Registrant in advance of the final disposition of such Proceeding as authorized by the Board of Directors of the Registrant upon receipt of an undertaking by or on behalf of such person to repay such amounts unless it is ultimately determined that such person is entitled to be indemnified by the Registrant pursuant to Delaware Law. Under
Section 145 of Delaware Law, a corporation must indemnify a director, officer,


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


employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of a Proceeding if he has been successful on the merits or otherwise in the defense thereof.

         The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Delaware Law for the willful or negligent unlawful payment of dividends, stock purchase or stock redemption or (iv) for any transaction from which a director derived an improper personal benefit.

         The Registrant maintains directors' and officers' liability insurance which insures against liabilities that directors and officers of the Registrant may incur in such capacities.

Item 7.  Exemption from Registration Claim.

         Not Applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:


Exhibit No.       Description

    4.1 Certificate of Incorporation of the Registrant as amended (incorporated by reference to Exhibit 3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 1995 (File No. 1-10989)).

    4.2 Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1995 (File No. 1-10989)).

    4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-K for the year ended December 31, 1995 (File No. 1-10989)).


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


    4.4 Rights Agreement, dated July 20, 1993, between the Registrant and National City Bank of Cleveland, Ohio, as Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K, dated July 20, 1993 (File No. 1-10989)).

    4.5 First Amendment to Rights Agreement, dated as of August 11, 1995, between the Registrant and National City Bank of Cleveland, Ohio, as Rights Agent (incorporated by reference to
                  Exhibit 4.3(a) to the Registrant's Current Report on Form 8-K, dated August 11, 1995 (File No. 1-10989)).

    4.6 TheraTx, Incorporated's ("TheraTx") Amended and Restated 1994 Stock Option/Stock Issuance Plan (the "1994 Plan"), as amended (incorporated by reference to Exhibit 10.7 to TheraTx's Registration Statement on Form S-1 (No. 33-92402)).

    4.7           Amendment to the 1994 Plan.

    4.8 TheraTx's 1996 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 99.1 to TheraTx's Registration Statement on Form S-8 (No. 333-15171)).

    4.9 1989 Amended and Restated Stock Option Plan of Helian Health Group, Inc. ("Helian") (incorporated by reference to Exhibit
                  10.47 to Helian's Registration Statement on Form S-1 (No. 33-31520), Amendment Number 2 thereto filed November 21, 1989 and Post- Effective Amendment Number 1 and Number 2 thereto filed November 22, 1990 and January 16, 1991).

    5 Opinion of Greenebaum Doll & McDonald PLLC as to the validity of the Common Stock.

    23.1          Consent of Ernst & Young LLP.

    23.2          Consent of Greenebaum Doll & McDonald PLLC (contained in
                  Exhibit 5 attached hereto).


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Item 9.  Undertakings

         (a) The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky, on this 21st day of April, 1997.

                                  VENCOR, INC.



                                  By: /s/ W. Bruce Lunsford
                                      W. Bruce Lunsford
                                      Chairman of the Board, President and
                                        Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the indicated capacities on the dates indicated.



      SIGNATURE                        TITLE                         DATE

/s/ MICHAEL R. BARR          Executive Vice President, Chief
  Michael R. Barr            Operating Officer and Director      March 31, 1997

/s/ WILLIAM C. BALLARD JR.           Director
  William C. Ballard Jr.                                         March 31, 1997

/s/ WALTER F. BERAN                  Director
  Walter F. Beran                                                March 31, 1997

/s/ DONNA R. ECTON                   Director
  Donna R. Ecton                                                 March 31, 1997

/s/ GREG D. HUDSON                   Director
  Greg D. Hudson                                                 March 31, 1997


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


      SIGNATURE                        TITLE                         DATE

/s/ RICHARD A. LECHLEITER    Vice President, Finance and
  Richard A. Lechleiter      Corporate Controller (Principal
                                    Accounting Officer)          March 31, 1997

/s/ WILLIAM H. LOMICKA               Director
  William H. Lomicka                                             March 31, 1997

/s/ W. BRUCE LUNSFORD        Chairman of the Board, President,
  W. Bruce Lunsford         Chief Executive Officer (Principal
                              Executive Officer) and Director    March 31, 1997

/s/ W. EARL REED, III        Executive Vice President, Chief
  W. Earl Reed, III        Financial Officer (Principal
                             Financial Officer) and Director     March 31, 1997

/s/ R. GENE SMITH            Vice Chairman of the Board and
  R. Gene Smith                     Director                     March 31, 1997

/s/ JACK O. VANCE                    Director
  Jack O. Vance                                                  March 31, 1997


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